DIMON Incorporated
Page 1

EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

August 26, 2004

DIMON Announces Quarterly Dividend August 26, 2004 / Danville, Virginia

Danville, VA – The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held August 25, 2004, declared a quarterly dividend of $0.075 per share. The dividend will be payable September 24, 2004, to shareholders of record on September 10, 2004.

DIMON Incorporated is the world's second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company's website at www.dimon.com.

# # #

-5-